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                                                                   Exhibit 23.01



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3, Registration Statement No.333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No.
33-52537, No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No.
333-11803-01,No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No.
333-56655-01, No.333-72727, No. 333-71727, No. 333-68819-01, No. 333-90415, No.
333-90417, No. 333-90423, No. 333-91849 and No. 333-92841 of Cardinal Health,
Inc. on Form S-8 of our report dated August 10, 1999, except for the first paragraph of Note 2 as to which the date is May 26, 2000, appearing in this current report on Form 8-K of Cardinal Health, Inc.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Columbus, Ohio
May 26, 2000